UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 2, 2013

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2013, the Compensation Committee of the Board of Directors of Legg Mason, Inc. (the “Company”) awarded options to purchase 500,000 shares of Legg Mason, Inc. common stock at an exercise price of $31.46 to Joseph A. Sullivan, the Company’s President and Chief Executive Officer. This award recognizes Mr. Sullivan’s recent promotion to the Chief Executive Officer role and is intended to provide a substantial long-term incentive to grow Legg Mason’s business. To align this award with shareholders’ interests, the award is subject to vesting requirements, the majority of which contain market-based hurdles, as well as a requirement that Mr. Sullivan retain certain shares received upon exercise for a two year period, as described below.

On May 2, 2013, in connection with the award to Mr. Sullivan, the Committee approved a form of Non-Qualified Stock Option Agreement under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended.

The options awarded to Mr. Sullivan expire on May 2, 2023. Except under certain circumstances as described below, the options vest in twenty-five percent increments, each subject to time or market-based vesting requirements, as follows:
(1) 25% vest on May 2, 2015;
(2) 25% vest on the later of May 2, 2015 and the first day on which the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) has equaled or exceeded $36.46 for twenty consecutive trading days;
(3) 25% vest on the first day on which the closing price of the Company’s common stock on the NYSE has equaled or exceeded $41.46 for twenty consecutive trading days;
(4) 25% vest on the first day on which the closing price of the Company’s common stock on the NYSE has equaled or exceeded $46.46 for twenty consecutive trading days.
The options vest immediately upon the recipient’s death or permanent disability, or in the event the recipient’s employment with the Company terminates without cause or for good reason following a change of control of the Company. Vested options will expire one year following the recipient’s death or permanent disability and three months following the date of termination of the recipient’s employment with the Company. In the stock option agreement, the recipient has agreed to retain a portion of the shares received upon exercise of the options (equal to the total shares exercised less a number of shares with a value equal to the total exercise price of the options and the aggregate amount required to be withheld for payment of U.S. federal and state income taxes) for a period of at least two years following the exercise date, except in the event of a change of control of the Company. The award is subject to clawback provisions in certain circumstances.

The foregoing descriptions of the stock option agreement do not purport to be complete and are qualified in their entirety by reference to the agreement, which is filed as an exhibit to this Report and incorporated in this Report by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.                 Description

10	Non-Qualified Stock Option Agreement dated as of May 2, 2013 between Legg Mason, Inc. and Joseph A. Sullivan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: May 3, 2013		Title:	Executive Vice President